POWER OF ATTORNEY

Each of the undersigned directors and officers of Exabyte Corporation (the "Company") hereby authorizes William L. Marriner and Stephen F. Smith and each of them as their true and lawful attorneys-in-fact and agents: (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on Form S-1 and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of the offer and resale by Broadview Holdings, LLC ("Broadview") of 150,000 shares of Common Stock issuable upon exercise of a warrant (plus any additional shares issuable pursuant to the adjustment provisions of such warrant) held by Broadview and the resale by State of Wisconsin Investment Board ("SWIB") of 1,500,000 shares of Series G Preferred Stock (the "Series G Stock") held by SWIB, together with up to 1,250,000 shares of Common Stock issuable upon conversion of the Series G Stock (plus any additional shares issuable pursuant to the anti-dilution provisions of the Certificate of Designation setting forth the rights, preferences and privileges of the Series G Stock (the "Certificate of Designation")) and 808,000 shares of Common Stock issuable as a dividend upon the Series G Stock (plus any additional shares issuable pursuant to the anti-dilution provisions of the Certificate of Designation) (collectively, the "Offering"); and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date
/s/ William L. Marriner William L. Marriner	Chairman of the Board, President and Chief Executive Officer	April 26, 2001
/s/ Stephen F. Smith Stephen F. Smith	Vice President, Chief Financial Officer, General Counsel and Secretary	April 26, 2001
/s/ Peter D. Behrendt Peter D. Behrendt	Director	April 26, 2001
/s/ Stephen C. Johnson Stephen C. Johnson	Director	April 26, 2001
/s/ A. Laurence Jones A. Laurence Jones	Director	April 26, 2001
/s/ Thomas E. Pardun Thomas E. Pardun	Director	April 26, 2001
/s/ Ralph Z. Sorenson Ralph Z. Sorenson	Director	April 26, 2001

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